Exhibit 10.1

                     Exclusive Distribution Right Agreement

                                                             Document No: XJ0801

Party A: WuLaTeQianQi XiKai Mining Company Limited. (XiKai)

Address: BaYinHuaHeShunZhuang, WuLaTe, Inner Mongolia, PRC

Party B: JiangXi SheTai Jade Industrial Company Limited. (JST)

Address: GuoXiDaDao #39, YuJiang County, JiangXi Province, PRC

Party C: Guoxi Holding Limited ("GHL"), 100% holding company of JST.

1, XiKai is a company with all necessary legal documents to conduct Jade Exploration Business in the People's Republic of China ("PRC").

2, JST is 100% owned by GHL, in PRC. JST's business involves: processing and distributing jade and jade-carved artworks.

Parties A, B and C, through the negotiation and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, have reached an agreement as stated below:

                  Item 1 Period of Exclusive Distribution Right

This Agreement is effective for a period of 50 years from its execution date.

                 Item 2 Contents of Exclusive Distribution Right

Party A pledge:

1. Party A legally 100% owns the exclusive mining rights in the SheTai Jade Mine located in WuLaTeQianQi KunDuLunGou, PRC and holds all approvals, authorizations, concessions or the like, issued or granted by any governmental or regulatory authority which are necessary to perform its responsibilities as contemplated by this Agreement. No any other entity owns any right to mining and exploration in the SheTai jade Mine and there are no encumbrances or other restrictions which could in any way adversely affect the right or ability of Party A to perform its responsibilities in accordance with this Agreement.

2. Party A commits to sell 90% raw jade materials produced annually from SheTai Jade Mine to Party B and in no event less than 40,000 tons per year (the "Minimum Commitment"). For the remaining 10% of She Tai's total output, Part A cannot sell it for a price less than the price committed to Party B. Party A cannot sign any other forms of exclusive distribution agreement with any other third Party. Party B shall have no obligation to order the raw jade materials.

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3. Party A commits to supply the ordered raw jade materials from Party B and shall use its reasonable efforts to deliver all raw jade materials ordered in accordance with the delivery dates requested by Party B. . Any failure to timely raw jade materials to Party B shall not be credited toward satisfying the Minimum Commitment and Party A shall be responsible for replacing materials included in any such failed delivery.

4. Party A is responsible and fully liable for the transportation costs associated with the Party B's distribution of the raw jade material from SheTai Jade Mine to location(s) in PRC designated by Party B.

5. Party A is responsible and fully liable for the security protection prior to delivery to location(s) in PRC designated by Party B in accordance with this item, including during the production and transportation process. Party B is not being held for any such liabilities.

Party B and Party C pledge:

1. In exchange for the exclusive rights granted to Party B under this Agreement, Party C agrees to transfer 100% ownership interest in Jiangxi Xida Wooden Carving Lacquerware Co., Ltd, its wholly owned subsidiary, to Party A. The transfer should occur within four months after the execution of this Agreement and is subject to Party B obtaining all requisite approvals and obtaining a fairness opinion favorable to the proposed transaction.

2. Party C also agrees to pay cash of 25 million RMB to Party A with 7 days after signing this Agreement, and pay cash of 35 million RMB to Party A with 90 days after signing this Agreement, for total cash consideration of 60 million RMB.

3. Party B has no ownership interest in the SheTai Jade Mine.

4. Party C's obligations under this Item 2 are based upon and made subject to the representations contained in Party A's pledge set forth in paragraph 1 of this Item 2 being true and accurate upon the execution of this Agreement and at the time Party C's obligations hereunder are due and owing.

                               Item 3 Price Policy

1. The price of raw jade materials varies based on the quality and weight of the raw jade material. However, the quality and weight to be supplied under this Agreement shall be consistent with an average price of not more than 2,000 RMB. This price is being locked up for the next five fiscal years. Every five years, both parties should have the opportunity to renew the price. (The revised price should not be beyond 10% of the locked up price for the immediately preceding five year period)

2. If Party C's delivery of Jiangxi Xida Wooden Carving Lacquerware Co., Ltd to Party A is determined by an independent third-party acceptable to the parties not to be fair to the shareholders of Party C or Party C otherwise timely fails to deliver Jiangxi Xida Wooden Carving Lacquerware Co., Ltd to Party A, Party A's exclusive remedy shall be to supply any raw jade material ordered by Party B thereafter at the increased price of 15,000 RMB per ton, subject to price adjustment as provided in paragraph 1 above of this Item 3.

3. Party B is obligated to submit payment to Party A within 3 months after its receipt of delivery of any raw jade materials ordered. Payments not timely submitted by Party B shall accrue interest on the unpaid amount after the 3 month period at the "prime rate" announced, from time to time, by Citibank at its principal office in New York City plus 5% per annum until paid in full.


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                                 Item 4 Default

1. Except for failure to submit payments or as otherwise provided in this Agreement, the defaulting Party or Parties shall compensate the other party or parties all direct or indirect economic loss caused by the default.

2. If Party A fails to supply to Party B the Minimum Commitment in any of the first five fiscal years of this Agreement, then Party A shall pay to Party C an amount equal to 18,000 RMB for each ton of raw jade material less than the Minimum Commitment which was not supplied to Party B in accordance with this Agreement during any such fiscal year.

3. Party A shall grant to Party C a security interest and first priority lien in the 100% ownership interest of Party A in Jiangxi Xida Wooden Carving Lacquerware Co., Ltd transferred to Party A under this Agreement. Party A further agrees to cooperate with Party C to enable it to take all such acts and file all such documentation as deemed necessary by Party C to effect and maintain a security interest and first priority lien in the ownership interest for the next five fiscal years.

                               Item 5 Termination

The Agreement can only be terminated by written consent singed by all three parties.

                 Item 6 Governing Law and resolution for dispute

1. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of PRC applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules.

2. All parties agree that any dispute concerning this Agreement shall first go to arbitration for the resolution. Arbitration will be venued in China.

                             Item 7 Entire Agreement

1. The provisions of this Agreement contain the entire Agreement between the parties with respect to the distribution rights referenced herein and supersede all prior Agreements and understandings (oral or written) relating to the subject matter hereof.

2. The rights and obligations contained in this Agreement respecting the use of the SheTai Jade Mine are binding on the parties hereto and their respective successors and permitted assigns and shall run with the SheTai Jade Mine.

                           [Signature Page to Follow]


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This Agreement Agreementbecomes effective immediately after all parties hereto have executed the Agreement, which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Agreement


Party A

WuLaTeQianQi XiKai Mining Company Limited

By: /s/ Xiaobing Wu
    -------------------------------------------------
    Name/Title: Xiaobing Wu

Date: 2008.1.17


Party B

JiangXi SheTai Jade Industrial Company Limited

By: /s/ Hua-Cai Song
    -------------------------------------------------
    Name/Title: Hua-Cai Song, Chief Executive Officer

Date: 2008.1.17


Party C

Guoxi Holding Limited

By: /s/ Hua-Cai Song
    -------------------------------------------------
    Name/Title: Hua-Cai Song, Chief Executive Officer

Date: 2008.1.17


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